
                                                                      EXHIBIT 21
                                  SPIEGEL, INC.

                             LISTING OF SUBSIDIARIES
                                December 30, 2000
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
Name of Corporation                                                                    Incorporated In
-----------------------------------------------                                      -----------------
Spiegel Marketing Corporation
     (formerly Boutique Europa, Inc.)                                                        Delaware

Distribution Fulfillment Services, Inc.                                                      Delaware

East Coast Collection Agency, Inc.                                                           Delaware

Eddie Bauer, Inc.                                                                            Delaware

Eddie Bauer of Canada, Inc. (1)                                                               Canada

Equity Cash Benefit Insurance Agency, Inc.                                                    Nevada

First Consumers National Bank                                                             Federal Charter

First Credit Services, Inc.                                                                  Delaware

New Hampton Realty Corporation (2)                                                           Delaware

Newport News, Inc. (formerly New Hampton, Inc.)                                              Delaware

Retailer Financial Products, Inc.                                                            Delaware

S.I. Reinsurance Limited                                                              Turks & Caicos Islands

FCSI Reinsurance Limted                                                               Turks & Caicos Islands

Spiegel Acceptance Corporation                                                               Delaware

Spiegel Cares                                                                                Illinois

Spiegel Catalog, Inc.                                                                        Delaware

Spiegel Credit Corporation III                                                               Delaware

Spiegel Management Group, Inc.                                                               Delaware

Spiegel Publishing Company                                                                   Illinois

Spiegel Teleservice, Inc.                                                                    Illinois

Spiegel Teleservice, Inc.                                                                     Nevada

The Spiegel Foundation                                                                       Illinois

Ultimate Outlet, Inc.                                                                        Delaware

Free Web, Inc.                                                                               Delaware

Financial Services Acceptance Corp.                                                          Delaware

Spiegel Group Teleservices-Canada, Inc.                                                       Canada


(1) Wholly owned subsidiary of Eddie Bauer, Inc., a wholly owned subsidiary of Spiegel, Inc.

(2) Wholly owned subsidiary of Newport News, Inc., a wholly owned subsidiary of Spiegel, Inc.


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